UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ALERUS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	45-0375407 (I.R.S. Employer Identification No.)

401 Demers Avenue Grand Forks, North Dakota (Address of principal executive offices)	58201 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $1.00 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently pursuant with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):  333-233339

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.                                                         Description of Registrant’s Securities to Be Registered.

A description of the common stock, $1.00 par value per share, of Alerus Financial Corporation, a Delaware corporation (the “Registrant”), to be registered hereunder is set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-233339), initially filed with the Securities and Exchange Commission on August 16, 2019, as amended, which description is incorporated herein by reference.  The description of the common stock included in any form of prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2.                                                         Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALERUS FINANCIAL CORPORATION

Date: September 6, 2019	By:	/s/ Randy L. Newman
	Name:	Randy L. Newman
	Title:	Chairman, President and Chief Executive Officer